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AMN HEALTHCARE ANNOUNCES SECOND QUARTER 2010 RESULTS

SAN DIEGO – (July 28, 2010) – AMN Healthcare Services, Inc. (NYSE: AHS) today announced operating results for the second quarter of 2010. Financial highlights are as follows:

(Dollars in millions, except per share amounts)

	Q2 2010	% Chg Q2 2009	% Chg Q1 2010
Revenue	$149.3	(25%)	4%
Gross Profit	$41.2	(23%)	3%
Net Income	$0.1	(97%)	(82%)
Diluted Earnings per Share	$0.00	NM	NM
Cash Flow from Operations	$6.5	(82%)	(44%)
Adjusted EBITDA*	$9.7	(46%)	(7%)
Adjusted EPS*	$0.02	(88%)	NM

* See notes (2) and (3) under “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

NM – Not meaningful

Key business highlights for the second quarter are as follows:

•	Revenues were up 4% sequentially, compared with guidance of 1 to 3%

•	Locum Tenens and Physician Permanent Placement revenues were both sequentially up 8%

•	Nurse and Allied revenues were sequentially flat

•	SG&A levels as a percentage of revenues remain steady, excluding acquisition-related costs

“The industry appears to be entering a modest recovery phase, with second quarter consolidated revenues growing sequentially for the first time in seven quarters, and exceeding our expectations due to better than anticipated volumes,” said Susan R. Nowakowski, President and Chief Executive Officer of AMN Healthcare. “Although we are experiencing positive indicators and steady progress, we retain a conservative view of the near-term trajectory for healthcare staffing due to the continued high general unemployment and apprehension in the economic environment. We continue to be positive about the industry’s long-term growth prospects and are positioning our service offerings to meet the strategic needs of our clients and their growth and financial objectives.”

In support of its long-term strategy, AMN Healthcare announced earlier today that it has entered into a definitive agreement to acquire the parent company of Nursefinders, Inc. (dba Medfinders), the nation’s leading provider of clinical workforce managed services programs. Through its multi-brand strategy, Medfinders also provides travel nurse and allied staffing, locum tenens, physician search services, and home healthcare services, as well as local nurse and allied staffing in support of its managed services programs. The transaction is expected to close in the third quarter of 2010, and additional details of the agreement can be found in a separate press release issued today.

“This acquisition is a natural step in our long-term growth strategy as it directly contributes to the delivery of greater value and innovative workforce solutions to our clients. In addition to enhancing the capabilities of our existing businesses and expanding into new complementary service lines, we will also be able to achieve immediate sales and operating efficiencies.  We believe this is the perfect addition to AMN to enhance shareholder value in both the short and long term,” added Nowakowski.

Second Quarter 2010 Results

For the second quarter of 2010, revenue was $149 million, a decrease of 25% from prior year and up 4% from prior quarter. Second quarter revenue for the Nurse and Allied staffing segment was $76 million, a decrease of 32% from the same quarter last year and up 1% sequentially. The Locum Tenens staffing segment generated revenue of $65 million, a decrease of 17% from prior year and up 8% sequentially. Second quarter Physician Permanent Placement revenue was $8 million, a decrease of 7% from prior year and up 8% sequentially.

Gross margin in the second quarter of 2010 was 27.6%, an increase of 60 bps from prior year and a decrease of 30 bps compared to the previous quarter. The improvement as compared to the prior year was driven primarily by an increase in gross margin in the Nurse and Allied segment and the increased revenue mix from the higher margin Physician Permanent Placement segment. The decrease as compared to prior quarter was mainly attributable to a decrease in Nurse and Allied gross margin.

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2010 were 23% as a percentage of revenue compared to 19% in the same quarter last year. Second quarter SG&A declined by $3 million, or 9%, over the same period in the prior year, and increased by $3 million, or 8%, as compared to the prior quarter, due in part to acquisition-related costs incurred during the quarter.

As of June 30, 2010, cash and cash equivalents totaled $41 million, compared to $27 million as of December 31, 2009. Total term debt outstanding, net of discount, as of June 30, 2010 was $104 million, with no borrowings on the revolver portion of the credit facility.

Business Trends and Outlook

Going into the third quarter, demand continues to trend up slightly across all business lines. With all business segments anticipating sequential improvement in volumes, consolidated revenue is expected to be up 4-6% compared with the second quarter, excluding the impact of any acquisitions. Gross margin is anticipated to remain sequentially steady.

About AMN Healthcare Services

AMN Healthcare Services, Inc. is the nation’s largest provider of comprehensive healthcare staffing and workforce solutions. As a leading provider of travel nurse and allied staffing services, locum tenens (temporary physician staffing) and physician permanent placement services, AMN Healthcare recruits and places healthcare professionals on assignments of variable lengths and in permanent positions with clients throughout the United States, ranging from acute-care hospitals and physician practice groups to other healthcare settings. AMN Healthcare also offers flexible, customized workforce management solutions to healthcare organizations through its managed services program and recruitment process outsourcing services. For more information, visit http://www.amnhealthcare.com.

Conference Call on July 29, 2010

AMN Healthcare Services, Inc.’s second quarter 2010 conference call will be held on Thursday, July 29, 2010, at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 553-0326 in the U.S. or (612) 332-0720 internationally. A telephonic replay of the call will be available at 11:00 a.m. Eastern Time on July 30, 2010, and can be accessed until 11:59 p.m. Eastern Time on August 19, 2010, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 163114. Alternatively, a replay of the webcast will be available at the company’s website at 11:00 a.m. Eastern Time on July 30, 2010.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”), and may be different from non-GAAP measures reported by other companies. From time to time, additional information regarding non-GAAP financial measures may be made available on the company’s website at http://www.amnhealthcare.com/investors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding third quarter demand, revenue and gross margin, the industry’s growth prospects and company’s positioning, the proposed acquisition’s enhancement of the company’s existing capabilities and expansion into complementary service lines and its impact on sales and operating efficiencies and on shareholder value. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other quarterly and periodic reports filed with the SEC. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Important Information

AMN Healthcare intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN Healthcare common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”).  INVESTORS AND SECURITY  HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL.  The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN Healthcare with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330.  Free copies of these documents may also be obtained from AMN Healthcare’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN Healthcare and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN Healthcare in connection with the Stockholder Approval.  Information regarding AMN Healthcare’s directors and executive officers is included in AMN Healthcare’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010.  Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

AMN Healthcare Services, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009

Revenue	$149,282	$199,140	$143,294	$292,576	$448,735
Cost of revenue	108,111	145,463	103,250	211,361	331,075
Gross profit	41,171	53,677	40,044	81,215	117,660
	27.6%	27.0%	27.9%	27.8%	26.2%
Operating expenses:
Selling, general and administrative	34,594	37,840	31,950	66,544	87,920
	23.2%	19.0%	22.3%	22.7%	19.6%
Depreciation and amortization	3,163	3,442	3,298	6,461	6,909

Impairment and restructuring charges	—	2,152	—	—	180,777

Total operating expenses	37,757	43,434	35,248	73,005	275,606
Income (loss) from operations	3,414	10,243	4,796	8,210	(157,946)
	2.3%	5.1%	3.3%	2.8%	(35.2%)
Interest expense, net	2,583	2,320	2,637	5,220	4,519
Income (loss) before income taxes	831	7,923	2,159	2,990	(162,465)
Income tax expense (benefit)	694	3,549	1,379	2,073	(45,005)
Net income (loss)	$137	$4,374	$780	$917	$(117,460)
	0.1%	2.2%	0.5%	0.3%	(26.2%)
Net income (loss) per common share:
Basic	$0.00	$0.13	$0.02	$0.03	$(3.60)
Diluted	$0.00	$0.13	$0.02	$0.03	$(3.60)

Weighted average common shares outstanding:
Basic	32,760	32,621	32,631	32,696	32,599
Diluted	33,566	32,918	33,471	33,519	32,599

AMN Healthcare Services, Inc.
Supplemental Financial and Operating Data
(dollars in thousands, except per share amounts and operating data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Revenue
Nurse and allied healthcare staffing	$75,606	$111,136	$75,191	$150,796	$274,986
Locum tenens staffing	65,348	79,097	60,388	125,737	153,888
Physician permanent placement services	8,328	8,907	7,715	16,043	19,861
	$149,282	$199,140	$143,294	$292,576	$448,735

Reconciliation of Non-GAAP Items:

Segment Operating Income(1)
Nurse and allied healthcare staffing	$7,250	$11,076	$8,734	$15,984	$25,798
Locum tenens staffing	6,399	10,154	5,471	11,870	14,807
Physician permanent placement services	1,978	2,387	1,966	3,944	5,662
	15,627	23,617	16,171	31,798	46,267
Unallocated corporate overhead	5,916	5,625	5,728	11,644	11,697
Adjusted EBITDA(2)	9,711	17,992	10,443	20,154	34,570

Depreciation and amortization	3,163	3,442	3,298	6,461	6,909
Stock-based compensation	2,040	2,155	2,349	4,389	4,830
Acquisition-related costs	1,094	-	-	1,094	-
Impairment and restructuring charges	-	2,152	-	-	180,777
Interest expense, net	2,583	2,320	2,637	5,220	4,519
Income (loss) before income taxes	831	7,923	2,159	2,990	(162,465)
Income tax expense (benefit)	694	3,549	1,379	2,073	(45,005)
Net income (loss)	$137	$4,374	$780	$917	$(117,460)

GAAP based diluted net income (loss) per share (EPS)	$-	$0.13		$0.03	$(3.60)
Adjustments:
Acquisition-related costs	0.02			0.02
Impairment and restructuring charges		0.04			3.86
Non-recurring legal expense					0.02
Adjusted diluted earnings per share (3)	$0.02	$0.17		$0.05	$0.28

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009
Gross Margin
Nurse and allied healthcare staffing	25.5%	25.0%	26.3%	25.9%	23.8%
Locum tenens staffing	26.2%	26.1%	26.2%	26.2%	26.2%
Physician permanent placement services	56.9%	58.8%	57.9%	57.4%	60.3%

Operating Data:
Nurse and allied healthcare staffing
Average travelers on assignment (4)	2,475	3,661	2,505	2,490	4,575
Revenue per traveler per day(5)	$335.65	$333.59	333.51	334.59	$332.08
Gross profit per traveler per day(5)	$85.66	$83.36	87.68	86.67	$78.99

Locum tenens staffing
Days filled (6)	46,456	54,708	43,065	89,521	107,105
Revenue per day filled(6)	$1,406.66	$1,445.80	1,402	1,404.55	$1,436.80
Gross profit per day filled(6)	$368.89	$377.79	367.08	368.02	$375.94

	As of June 30		As of March 31,
	2010	2009	2010
Leverage ratio (7)	2.5	1.1	2.1

(1)
Segment Operating Income represents net income (loss) plus interest expense (net of interest income), income taxes, depreciation and amortization, impairment and restructuring charges, unallocated corporate expenses, and stock-based compensation expense. Management believes that Segment Operating Income is an industry wide financial measure that is useful both to management and investors when evaluating the company’s performance. Management also uses Segment Operating Income for planning purposes. Segment Operating Income is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation and allocation of costs.

(2)
Adjusted EBITDA represents net income (loss) plus interest expense (net of interest income), income taxes, depreciation and amortization, acquisition-related costs, impairment and restructuring charges, and stock-based compensation expense. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net income as an indicator of operating performance.  Management believes that adjusted EBITDA is an industry wide financial measure that is useful both to management and investors when evaluating the company’s performance. Management also uses adjusted EBITDA for planning purposes. Management uses adjusted EBITDA to evaluate the company’s performance because it believes that adjusted EBITDA provides an effective measure of the company’s results, as it excludes certain items that management believes are not indicative of the company’s operating performance and considers measures used in credit facilities. However, adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income (loss) from operations or net income (loss) as an indicator of operating performance, and it should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. As defined, adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. While management believes that some of the items excluded from adjusted EBITDA are not indicative of the company’s operating performance, these items do impact the income statement, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.

(3)
Adjusted EPS represents GAAP EPS plus acquisition-related costs, restructuring and impairment charges and non-recurring legal expenses. Management presents adjusted EPS because it believes that adjusted EPS is a useful supplement to diluted net loss per share as an indicator of operating performance. Management believes such a measure provides a picture of the company’s results that is more comparable among periods since it excludes the impact of items that may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted EPS). As defined, adjusted EPS is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. While management believes that some of the items excluded from adjusted EPS are not indicative of the company’s operating performance, these items do impact the income statement, and management therefore utilizes adjusted EPS as an operating performance measure in conjunction with GAAP measures such as GAAP EPS.

(4)	Average travelers on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(5)
Revenue per traveler per day and gross profit per traveler per day represent the revenue and gross profit of the company’s nurse and allied healthcare staffing segment divided by average travelers on assignment, divided by the number of days in the period presented.

(6)
Days filled is calculated by dividing the locum tenens hours filled during the period by 8 hours. Revenue per day filled and gross profit per day filled represent revenue and gross profit of the company’s locum tenens staffing segment divided by days filled for the period presented.

(7)	Leverage ratio represents the ratio of the total debt outstanding at the end of the period to the Adjusted EBITDA for the past twelve months.

AMN Healthcare Services, Inc.
Condensed Consolidated Balance Sheets
 (in thousands)
 (unaudited)

	June 30,	March 31,	December 31,
	2010	2010	2009
Assets
Current assets:
Cash and cash equivalents	$41,368	$36,567	$27,053
Accounts receivable, net	89,746	89,085	89,150
Accounts receivable, subcontractor	7,309	4,624	348
Prepaid expenses	6,595	7,152	6,550
Income taxes receivable	2,666	2,735	3,900
Deferred income taxes, net	8,534	8,534	8,534
Other current assets	1,209	1,415	1,902
Total current assets	157,427	150,112	137,437

Restricted cash and cash equivalents	20,961	22,022	22,025
Fixed assets, net	17,103	18,538	19,970
Deposits and other assets	13,898	14,432	14,368
Goodwill	79,868	79,868	79,868
Intangible assets, net	112,947	114,135	115,336

Total assets	$402,204	$399,107	$389,004

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$28,294	24,493	18,057
Accrued compensation and benefits	27,405	28,178	24,054
Current portion of notes payable	8,250	6,875	5,500
Deferred revenue	6,018	5,158	5,084
Other current liabilities	9,055	10,042	10,404
Total current liabilities	79,022	74,746	63,099

Notes payable, less current portion and discount	95,317	97,721	100,121
Deferred income taxes, net	406	—	789
Other long-term liabilities	52,488	52,664	54,151
Total liabilities	227,233	225,131	218,160

Stockholders’ equity	174,971	173,976	170,844

Total liabilities and stockholders’ equity	$402,204	$399,107	$389,004

AMN Healthcare Services, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2010	2009	2010	2010	2009

Net cash provided by operating activities	$6,546	$36,388	$11,715	$18,261	$73,945

Net cash provided by (used in) investing activities	462	(1,204)	(668)	(206)	(2,434)

Net cash used in financing activities	(2,211)	(28,420)	(1,536)	(3,747)	(59,374)

Effect of exchange rates on cash	4	49	3	7	35

Net increase in cash and cash equivalents	4,801	6,813	9,514	14,315	12,172

Cash and cash equivalents at beginning of period	36,567	16,675	27,053	27,053	11,316

Cash and cash equivalents at end of period	$41,368	$23,488	$36,567	$41,368	$23,488